Exhibit 10.86(c)

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made between Tree.com, Inc., a Delaware corporation (“Tree.com”), and [NAME].

Tree.com sponsors the Tree.com Amended and Restated 2008 Stock and Annual Incentive Plan (the “Plan”).  This Agreement represents an award of Shares of Restricted Stock under the Plan. All capitalized terms used herein, to the extent not defined, shall have the same meaning as set forth in the Plan.

The Shares of Restricted Stock covered by this Agreement are being awarded subject to the following terms and provisions:

1.               Subject to the terms and conditions of the Plan and this Agreement, Tree.com awards to you [NUMBER] Shares of Restricted Stock (the “Shares”).

2.               In order for all or any portion of the Shares to vest, you must be continuously employed by Tree.com (or any of its Subsidiaries or Affiliates) to the vesting date on which the applicable performance conditions are met, as described in Section 3.  The actual number Shares that vest will be determined based on the extent to which the performance conditions described in Section 3 are met.  Nothing in this Agreement or the Plan shall confer upon you any right to continue in the employ or service of Tree.com (or any of its Subsidiaries or Affiliates) or interfere in any way with their rights to terminate your employment or service at any time, [subject to the terms of [EMPLOYMENT AGREEMENT]].

3.               You will earn and become vested in the Shares in accordance with the conditions of this Section.  Until they become vested, the Shares shall be subject to cancellation and forfeiture in accordance with Section 5 below.  Until vested, you may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the Shares (such period during which restrictions apply is the “Restriction Period”).  Subject to the Performance Goals set forth below, the Shares shall vest as follows:

(a)                                  If Tree.com’s EBITDA is $[XXX] or more for the [YEAR] fiscal year, [XXX] Shares will become vested on [DATE] if you have been in continuous employment or service with Tree.com (or any of its Subsidiaries or Affiliates) to that date.

(b)                                 If Tree.com’s EBITDA is $[XXX] or more for the [YEAR] fiscal year, [XXX] Shares will become vested on [DATE] if you have been in continuous employment or service with Tree.com (or any of its Subsidiaries or Affiliates) to that date.

(c)                                  If Tree.com’s EBITDA is $[XXX] or more for the [YEAR] fiscal year, [XXX] Shares will become vested on [DATE] if you have been in continuous employment or service with Tree.com (or any of its Subsidiaries or Affiliates) to that date.

(d)                                 If Tree.com’s EBITDA is less than $[XXX]for either the [YEAR] or the [YEAR] fiscal year, but Tree.com’s cumulative EBITDA is $[XXX] or more that fiscal year and the immediately following fiscal year (the “Second Fiscal Year”), [XXX] Shares will become vested on the [MONTH, DAY] immediately following the Second Fiscal Year if you have been in continuous employment or service with Tree.com (or any of its Subsidiaries or Affiliates) to that date.

(e)                                  If Tree.com’s EBITDA did not equal or exceed $[XXX] for either the [YEAR] or the [YEAR] fiscal year, but its cumulative EBITDA for the [YEAR] through [YEAR] fiscal year period was $[XXX] or more, all [NUMBER] Shares will become vested on [DATE] if you have been in continuous employment or service with Tree.com (or any of its Subsidiaries or Affiliates) to that date.

[Notwithstanding the foregoing, in the event of a Change in Control, [XXX]% of your then-outstanding and -unvested Shares Award shall vest upon the occurrence of such Change in Control.]

4.               You agree that you shall comply with (or provide adequate assurance as to future compliance with) all applicable securities laws and income tax laws as determined by Tree.com with respect to your receipt of the Shares.  In addition, you agree that, upon request, you will furnish a letter agreement providing that (a) you will not distribute or resell any of said shares in violation of the Securities Act of 1933, as amended, (b) you will indemnify and hold Tree.com harmless against all liability for any such violation and (c) you will accept all liability for any such violation.

5.               You acknowledge and agree that upon your ceasing to be employed by Tree.com or any of its Subsidiaries or Affiliates during the Restriction Period any unvested Shares at such time will be canceled and forfeited and returned to Tree.com.  For the avoidance of doubt, transfers of employment among the Company and its Subsidiaries and Affiliates, without any break in service, is not a Termination of Employment. In order to facilitate the transfer to Tree.com of any Shares pursuant to the terms hereof, you shall execute the enclosed stock power (Assignment Separate from Certificate).  The stock power may be used by Tree.com to transfer any unvested Shares to Tree.com in accordance with this Section.  You further hereby irrevocably appoint (which appointment is coupled with an interest) Tree.com as your agent and attorney-in-fact to take any necessary or appropriate action to cause Shares to be returned to Tree.com in accordance with this Section, including without limitation executing and delivering stock powers and instruments of transfer, making endorsements and/or making, initiating or issuing instructions or entitlement orders, all in your name and on your behalf.  Without limiting the foregoing, you expressly acknowledge and agree that any transfer agent for the Shares is fully authorized and protected in relying on, and shall incur no liability in acting on, any documents, instruments, endorsements, instructions, orders or communications from Tree.com in connection with the Shares or the transfer thereof, and that any such transfer agent is a third party beneficiary of this Agreement.

6.               In the event of any conflict between this Agreement and the Plan, the Plan shall control; provided, that an action or provision that is permissive under the terms of the Plan, and required under this Agreement, shall not be deemed a conflict and this Agreement shall control.  In the event of any ambiguity in this Agreement, or any matters as to which this Agreement are silent, the Plan shall govern.

7.               Tree.com may modify, amend or waive the terms of your Shares, prospectively or retroactively, but no such modification, amendment or waiver shall materially impair your rights without your consent, except as required by applicable law, NASDAQ or stock exchange rules, tax rules or accounting rules.

8.              Your acceptance of the Shares constitutes your authorization of the release from time to time to Tree.com or any of its Subsidiaries or Affiliates and to the Agent (together, the “Relevant Companies”) of any and all personal or professional data that is necessary or desirable for the administration of your Shares and/or the Plan (the “Relevant Information”).  Without limiting the above, this authorization permits your employing company to collect, process, register and transfer to the Relevant Companies all Relevant Information (including any professional and personal data that may be useful or necessary for the purposes of the administration of the Shares and/or the Plan and/or to implement or structure any further grants of equity awards (if any)).  The acceptance of the Shares also constitutes your authorization of the transfer of the Relevant Information to any jurisdiction in which Tree.com, your employing company or the Agent considers appropriate.  You shall have access to, and the right to change, the Relevant Information, which will only be used in accordance with applicable law.

9.               Your Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations issued there under (“Section 409A”).  In no event shall Tree.com be required to pay you any “gross-up” or other payment with respect to any taxes or penalties imposed under Section 409A with respect to any amounts or benefits paid to you in respect of your Award.

10.         In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.  This Agreement and the Plan, constitutes the final understanding between you and Tree.com regarding the Shares.  Any prior agreements, commitments or negotiations concerning the Shares are superseded.

11.         No stock certificates evidencing Shares free from a restrictive legend shall be delivered to you until you have paid to Tree.com the amount that must be withheld with respect to those Shares under federal, state and local income and employment tax laws (the “Applicable Withholding Taxes”) or you and Tree.com have made satisfactory arrangements for the payment of such taxes. As an alternative to making a cash payment to satisfy the Applicable Withholding Taxes, you may elect to (i) deliver shares of Common Stock which you already own (valued at their Fair Market Value as of the delivery date) in whole or partial satisfaction of such taxes or (ii) have Tree.com retain that number of Shares (valued at their Fair Market Value as of the delivery date) that would satisfy the Applicable Withholding Taxes.

IN WITNESS WHEREOF, Tree.com has caused this Agreement to be executed by its duly authorized officer, and you have hereunto set your hand, all effective as of the Grant Date listed above.

TREE.COM, INC.

By:
Title:

[NAME]

ASSIGNMENT SEPARATE FROM CERTIFICATE

(Stock Power)

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer unto

Name:

Address:

Social Security or
Taxpayer Identification Number:

                                                                                shares of the                                                            Stock of

                                                                                                                                 represented by Certificate No(s).

                                                     herewith, standing in the name of the undersigned, and does hereby appoint attorney, with full power of substitution, to transfer said shares on the books of said corporation.

Signature:

Date:
[NAME]